Exhibit 10.15
June 17, 2005
Ajay Shah
SCP Management Company, L.L.C.
5201 Great America Parkway, Suite 532
Santa Clara, CA 95054

Re:	Letter Amendment to Advisory Agreement dated April 16, 2004 between SCP Management Company, L.L.C. and SMART Modular Technologies, Inc. (“Advisory Agreement”)
Dear Ajay:
      This letter amends Section 3(a) of the Advisory Agreement to reflect an increase in the annual Advisory Fee from $500,000 to $1,000,000. Starting July 1, 2005, the quarterly Advisory Fee payable will be $250,000. Please note that the most recent invoice for the quarterly Advisory Fee through June 30, 2005 will be paid shortly.
      The approval of the above change by SMART (WWH)’s Board of Directors and sole shareholder, Modular, L.L.C., will also be formalized in a written Board resolution and a separate shareholder consent.
      Please feel free to contact me at (510) 624-8134 if you have any questions regarding this Letter Amendment.

Sincerely,

Jack Pacheco
Vice President / Chief Financial Officer

cc:	Iain MacKenzie
Joanne Leung